UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2025

LXP INDUSTRIAL TRUST
(Exact name of registrant as specified in its charter)

Maryland		1-12386	13-3717318
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

515 N Flagler Dr, Suite 408,	West Palm Beach	FL	10119-4015
(Address of Principal Executive Offices)			(Zip Code)
(212) 692-7200
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest, par value $0.0001 per share, classified as Common Stock	LXP	New York Stock Exchange
6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share	LXPPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 1, 2025, Nathan Brunner, age 42, was appointed by the Board of Trustees of LXP Industrial Trust (the “Trust”) as the Trust’s Executive Vice President, Chief Financial Officer and Treasurer. As previously announced, Mr. Brunner replaces Beth Boulerice, who will remain in an advisory role as an Executive Vice President of the Trust. Mr. Brunner joined the Trust in September 2024 and served as Executive Vice President of Capital Markets. Prior to joining the Trust, Mr. Brunner spent approximately 14 years as an investment banker at J.P. Morgan, where he most recently served as Managing Director in the firm’s Real Estate Investment Banking group.

Mr. Brunner and the Trust previously entered into a Letter Agreement, dated May 24, 2024, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, pursuant to which Mr. Brunner’s current annual base salary is $500,000. Mr. Brunner received a $250,000 cash bonus and a 150,000 nonvested common share award upon joining the Trust in September 2024. The nonvested share award vests ratably in three tranches on: (1) the anniversary of the grant date, (2) January 1, 2026 and (3) January 1, 2027. Mr. Brunner was guaranteed an annual cash incentive of $485,000 and was awarded an annual cash incentive of $504,804, of which $402,954 was paid in January 2025 and $101,850 is expected to be paid in March 2025. Mr. Brunner entered into the Trust’s form of Executive Severance Policy Agreement under the Trust’s Executive Severance Plan (filed as Exhibit 10.9 to the Trust’s Annual Report on Form 10-K filed February 13, 2025), which provides for severance benefits similar to the Trust’s other named executive officers.

Mr. Brunner has no family relationships with any trustee, director, executive officer or person nominated or chosen to become a trustee, director or executive officer of the Trust or the Partnership. Mr. Brunner is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
10.1	Letter Agreement, dated May 24, 2024, between Nathan Brunner and LXP Industrial Trust
104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LXP Industrial Trust

Date:	March 3, 2025	By:	/s/ Joseph S. Bonventre
Joseph S. Bonventre
Secretary